Exhibit 10.3
CIRRUS LOGIC, INC.
2006 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT
     This Stock Option Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth in the related Notice of Grant of Stock Option (“Notice of Grant”) by and between Cirrus Logic, Inc., a Delaware corporation (the “Company”), and you as the Holder named in the Notice of Grant (“Holder”):
     WHEREAS, the Company, in order to induce you to enter into and/or continue in service to the Company or its Affiliates in the capacity of Employee, Consultant, or Director, as applicable (“Service”) and to materially contribute to the success of the Company, agrees to grant you an option to acquire an interest in the Company through the purchase of shares of common stock of the Company;
     WHEREAS, the Company adopted the Cirrus Logic, Inc. 2006 Stock Incentive Plan, as it may be amended from time to time (the “Plan”), under which the Company is authorized to grant stock options to certain employees and service providers of the Company and its Affiliates;
     WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein and terms capitalized but not defined herein shall have the meaning set forth in the Plan; and
     WHEREAS, you desire to accept the option created pursuant to this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:
     1. The Grant. Subject to the conditions set forth below, the Company hereby grants to you, effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement and not in lieu of any salary or other compensation for your services to the Company, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of the number of shares of Common Stock set forth in the Notice of Grant (the “Option Shares”), at the Exercise Price set forth in the Notice of Grant (the “Exercise Price”).
     2. Exercise.
          (a) Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of Vested Shares at any time prior to the termination of the Option pursuant to this Agreement. Option Shares shall be deemed “Nonvested Shares” unless and until they have become “Vested Shares” in accordance with the vesting schedule set forth in the Notice of Grant, provided that you remain in the Service of the Company or its Affiliates until the applicable dates set forth therein. In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share. For administrative or other reasons, the Company may from time to time suspend the ability to exercise options for limited periods of time, and the Committee may provide for reasonable limitations on the number of requested exercises during any monthly or weekly period.
          (b) Any exercise of the Option by you shall be made by delivery to the Company’s stock plan administrator of (i) a completed notice of exercise in such form as may be prescribed by the Committee, which shall specify the number of Option Shares in respect of which the Option is being exercised and such other information and/or representations as may be required by the Committee, and (ii) payment of the aggregate Exercise Price for the Option Shares purchased pursuant to the exercise.
          (c) Payment of the Exercise Price may be made, at your election, with the approval of the Company, (i) in cash, by certified or official bank check or by wire transfer of immediately available funds, (ii) by delivery to the Company of a number of shares of Common Stock having a Fair Market Value as of the date of exercise equal to the Exercise Price (provided that such Common Stock used for this purpose must have been held by you for such minimum period of time as may be established from time to time by the Committee), (iii) through a “cashless exercise” in accordance with a Company established policy or program for the same, or (iv) any combination of the foregoing.
          (d) If you are on leave of absence for any reason, the Company may, in its sole discretion, determine that you will be considered to still be in the Service of the Company, provided that, except as otherwise determined by the Committee, rights to the Option will be limited to the extent to which those rights were earned or vested when the leave of absence began.
          (e) The Option shall in all events terminate at the close of business on the Expiration Date set forth in the Notice of Grant (the “Expiration Date”).
     3. Effect of Termination of Service on Exercisability. Except as provided in Sections 6 and 7, this Option may be exercised only while you remain in the Service of the Company or any Affiliate and will terminate and cease to be exercisable upon termination of your Service, except as follows:
          (a) Termination on Account of Disability. If your Service with the Company or any Affiliate terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Option may be exercised by you (or your estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death) at any time during the period ending on the earlier to occur of (i) the date that is twelve (12) months following such termination, or (ii) the Expiration Date, but only to the extent this Option was exercisable for Vested Shares as of the date your Service so terminates. You will not be considered to have terminated your Service by reason of disability unless you furnish proof of such impairment sufficient to satisfy the Committee in its discretion.
          (b) Termination on Account of Death. If your Service with the Company or any Affiliate terminates by reason of your death, your estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death, may exercise this Option at any time during the period ending on the earlier to occur of (i) the date that is twelve (12) months following your death, or (ii) the Expiration Date, but only to the extent this Option was exercisable for Vested Shares as of the date of your death.
          (c) Termination not for Cause. If your Service with the Company or any Affiliate terminates for any reason other than as described in Sections 3(a) or (b), unless such Service is terminated for Cause (as defined below), this Option may be exercised by you at any time during the period ending on the earlier to occur of (i) the date that is three (3) months following your termination, or (ii) the Expiration Date, or by your estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death) during a period of twelve (12) months following your death if you die during such three-month period, but in each such case only to the extent this Option was exercisable for Vested Shares as of the date of your termination. “Cause” means “cause” as defined in your employment agreement, if any, with the Company or an Affiliate, or in the absence of such an agreement or such a definition, “Cause” will mean a determination by the Committee that you (A) have engaged in personal dishonesty, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty involving personal profit, (B) have been convicted of, or plead nolo contendere to, any felony or a crime involving moral turpitude,(C) have engaged in negligence or willful misconduct in the performance of your duties, including but not limited to willfully refusing without proper legal reason to perform your duties and responsibilities, (D) have materially breached any corporate policy or code of conduct established by the Company or any Affiliate as such policies or codes may be adopted from time to time, (E) have violated the terms of any confidentiality, nondisclosure, intellectual property, nonsolicitation, noncompetition, proprietary information or inventions agreement, or any other agreement between you and the Company or any Affiliate related to your Service with the Company or any Affiliate, or (F) have engaged in conduct that is likely to have a deleterious affect on the Company or any Affiliate or their legitimate business interests, including but not limited to their goodwill and public image. Your Service with the Company shall be deemed to have been terminated for Cause effective as of your date of termination if facts and circumstances are discovered after your Service has terminated that would have justified a termination for Cause as of your date of termination.
     4. Non-Transferability. The Option, and any rights or interests therein, may not be transferred in any manner except by will or the laws of descent and distribution or to the extent approved by the Committee in accordance with the terms of the Plan.
     5. Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the grant of the Option and the issuance of Common Stock will be subject to compliance with all applicable requirements of federal, state, and foreign securities laws and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The Option may not be exercised if the issuance of shares of Common Stock upon exercise would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, the Option may not be exercised unless (1) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of exercise of the Option in effect with respect to the shares issuable upon exercise of the Option or (2) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. YOU ARE CAUTIONED THAT THE

OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, YOU MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained. As a condition to the exercise of the Option, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
     6. Extension if Exercise Prevented by Law. Notwithstanding Section 3, if the exercise of the Option within the applicable time periods set forth in Section 3 is prevented by the provisions of Section 5, the Option will remain exercisable until 30 days after the date you are notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. You should consult with your own tax advisor as to the tax consequences of any such delayed exercise.
     7. Extension if You are Subject to Section 16(b). Notwithstanding Section 3, if a sale within the applicable time periods set forth in Section 3 of shares acquired upon the exercise of the Option would subject you to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, the Option will remain exercisable until the earliest to occur of (1) the 10th day following the date on which a sale of such shares by you would no longer be subject to such suit, (2) the 190th day after your termination of Service with the Company and any Affiliate, or (3) the Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. You should consult with your own tax advisor as to the tax consequences of any such delayed exercise.
     8. Withholding Taxes. The Committee may, in its discretion, require you to pay to the Company at the time of the exercise of an Option or thereafter, the amount that the Committee deems necessary to satisfy the Company’s current or future obligation to withhold federal, state or local income or other taxes that you incur by exercising an Option. In connection with such an event requiring tax withholding, you may (a) direct the Company to withhold from the shares of Common Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value as of the date of exercise; (b) deliver to the Company sufficient shares of Common Stock (based upon the Fair Market Value as of the date of such delivery) to satisfy the Company’s tax withholding obligation; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations. If you elect to use a Common Stock withholding feature you must make the election at the time and in the manner that the Committee prescribes. The Committee may, at its sole option, deny your request to satisfy withholding obligations through shares of Common Stock instead of cash. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Common Stock withheld or delivered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the

Committee’s request, the amount of that deficiency in the form of payment requested by the Committee.
     9. Status of Common Stock. With respect to the status of the Common Stock, at the time of execution of this Agreement you understand and agree to all of the following:
          (a) You agree that the shares of Common Stock that you may acquire by exercising this Option will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal or state. You also agree that the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate to assure compliance with applicable securities laws.
          (b) You agree that (1) the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (2) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.
     10. Notice of Sales Upon Disqualifying Disposition of ISO. If the Option is designated as an Incentive Stock Option in the Notice of Grant, you must comply with the provisions of this Section. You must promptly notify the Company in writing if you dispose of any of the shares acquired pursuant to the Option within one year after the date you exercise all or part of the Option or within two years after the Date of Grant. Until such time as you dispose of such shares in a manner consistent with the provisions of this Agreement, unless otherwise expressly authorized by the Company, you must hold all shares acquired pursuant to the Option in your name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after the Date of Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. Your obligation to notify the Company of any such transfer will continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.
     11. Right to Terminate Services. Nothing contained in this Agreement shall confer upon you the right to continue in the employ of or performing services for the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate your employment or service relationship at any time.
     12. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation. You further agree to notify the Company upon any change in the residence address indicated on the Notice of Grant.
     13. Dispute Resolution. The provisions of this Section shall be the exclusive means of resolving disputes arising out of or relating to the Notice of Grant, the Plan, the Option and this Agreement. The Company, you, and your assignees pursuant to Sections 3 and 4 (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice of Grant, the Plan, the Option and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.
     Any controversy, dispute or claim that has not been settled by negotiation within thirty (30) days of the written notification as set forth above shall be finally settled by arbitration under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) by three arbitrators. In such event, the claimant will deliver a written notice to the respondent(s) and the AAA initiating arbitration and naming an arbitrator. Within twenty (20) days after receipt of such arbitration notice, the respondent(s) shall name an arbitrator. Within twenty (20) days from the naming of the two arbitrators, the two arbitrators shall name a third arbitrator. If there are multiple claimants and/or multiple respondents, all claimants and/or all respondents shall attempt to agree upon naming their respective arbitrator. If the claimants or respondents, as the case may be, fail to name their respective arbitrator, or if the two arbitrators fail to name a third arbitrator, or if within twenty (20) days after any arbitrator shall resign or otherwise cease to serve as such a replacement arbitrator is not named by the party that originally named such arbitrator, such arbitrator as to which agreement cannot be reached or as to which a timely appointment is not made shall be named by the AAA. The place of arbitration shall be Austin, Texas. The award of the arbitrators may be entered in any court of competent jurisdiction. The costs of the arbitration shall be shared by the disputing parties equally. Notwithstanding anything to the contrary herein, the arbitrators shall not award nor shall the Company have any liability for any consequential, punitive, special, incidental, indirect or similar damages.
     14. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are in the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as such party may designate in writing from time to time to the other party.
     15. No Liability for Good Faith Determinations. The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Option granted hereunder.
     16. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Common Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefore in such form as it shall determine.
     17. No Guarantee of Interests. The Board and the Company do not guarantee the Common Stock of the Company from loss or depreciation.

     18. Company Records. Records of the Company regarding your Service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
     19. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
     20. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
     21. Headings. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
     22. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.
     23. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under the Plan or future options that may be granted under the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
     24. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.
     25. Miscellaneous.
          (a) This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.
          (b) The Option may be amended by the Board or by the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i) or provided in the Plan, with your consent.
          (c) If this Option is designated as an Incentive Stock Option in the Notice of Grant, then in the event the Option Shares (and all other options granted to you by the Company or any parent of the Company or subsidiary that are designated as incentive stock options within the meaning of section 422 of the Code) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Option Share as of the Date of Grant) that exceeds $100,000, the Option Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option.
     By your signature below, or by your electronic acceptance of this Agreement, you agree to all the terms and conditions of the Option, the Plan, and this Agreement. You acknowledge that you have had the opportunity to review the Plan and this Agreement in their entirety and to obtain the advice of counsel prior to executing this Agreement. You agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Option, the Plan, or this Agreement.

AGREED AND ACCEPTED:

Signature of Holder

Printed Name of Holder

Date:

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